Exhibit 99.1

Ernst & Young LLP George House 50 George Square Glasgow G2 1RR Tel: 0141 626 5000 Fax: 0141 626 5001 www.ey.com/uk

Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549	21 April 2011 Ref: AUD/MWH/KCB
Ladies and Gentlemen
We have read item 4.01 of Form 8-K dated April 21, 2011 of Cyclacel Pharmaceuticals, Inc. and are in agreement with the statements contained in the first, third, fourth, fifth and seventh paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.
Regarding the registrant’s statement concerning the material weakness in internal control over financial reporting included in the fifth paragraph on page 2 therein, we had considered such matter in determining the nature, timing and extent of procedures performed in our audit of the registrant’s 2009 and 2010 financial statements.
Ernst & Young LLP